UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2017
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State of Incorporation)	1-31719 (Commission File Number)	13-4204626 (IRS Employer Identification Number)
200 Oceangate, Suite 100, Long Beach, CA 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Existing Credit Agreement

Molina Healthcare, Inc. (the “Company”) previously entered into that certain Credit Agreement, dated as of June 12, 2015 (the “Credit Agreement”), by and among the Company, the guarantors identified therein and in that certain Guarantor Joinder Agreement dated as of February 16, 2016, the lenders identified therein, and SunTrust Bank, in its capacities as Administrative Agent, Issuing Bank and Swingline Lender (“SunTrust Bank”), with respect to an unsecured revolving credit facility in the aggregate principal amount of $250.0 million. A copy of the Credit Agreement was filed by the Company with the Securities and Exchange Commission on June 15, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement, as amended by the First Amendment (as defined below).

Amendments to the Credit Agreement

On January 3, 2017 (the “Closing Date”), the Company entered into that certain First Amendment to Credit Agreement (the “First Amendment”) by and among the Company, the Guarantors party thereto, the Lenders party thereto and SunTrust Bank. The First Amendment amended and restated the Credit Agreement in its entirety (other than the schedules and exhibits thereto) and provided for, among other things, the following changes thereto:

•	A $250.0 million increase in the Aggregate Revolving Commitments from $250.0 million to $500.0 million;

•
An extension of the Revolving Commitment Termination Date to the earliest of (i) January 31, 2022 (as opposed to the June 12, 2020 maturity date in effect prior to the First Amendment), (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 of the Credit Agreement and (iii) the date on which all amounts outstanding under the Credit Agreement have been declared or have automatically become due and payable;

•
An amendment to the provision regarding commitment increases to provide that the amount of all increases to the Aggregate Revolving Commitments plus the aggregate initial principal amount of all Incremental Term Loans shall not exceed $150.0 million (as opposed to the $100.0 million limitation prior to the First Amendment) during the term of the Credit Agreement;

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The addition of definitions for “Bridge Senior Unsecured Indebtedness”, “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Fixed Charges”, “Designated Non-cash Consideration”, “Disqualified Stock”, “Fair Market Value”, “First Amendment”, “Non-Recourse Debt”, “Restricted Investment”, “Restricted Subsidiary”, “Specified Cash” and “Unrestricted Subsidiary”;

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An amendment to the definition of “Consolidated Net Leverage Ratio” to permit additional netting of cash proceeds held in escrow of up to $500.0 million for debt incurred from time to time to consummate a Permitted Acquisition or refinance existing indebtedness;

•	An amendment to the Consolidated Net Leverage Ratio financial covenant to set the ratio at 4.00:1.00 at all times, with no step down;

•	The deletion of the Statutory Net Worth financial covenant;

•	An amendment to the definition of “Consolidated Adjusted EBITDA” to increase the cap on the amount of costs and synergies attributable to a Permitted Acquisition from 10% to 20%;

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An amendment to the definition of “LC Commitment” to increase the portion of the Aggregate Revolving Commitments that may be used by the Company for the issuance of Letters of Credit in an aggregate face amount not to exceed $100.0 million (as opposed to the $75.0 million limitation prior to the First Amendment);

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An amendment to the definition of “Permitted Acquisition” to provide that a Pro Forma Compliance Certificate is required only if the consideration for the Acquisition exceeds 10% of Consolidated Total Assets immediately prior to giving effect to such Acquisition;

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An amendment to the limitation on the ability of the Company to make Restricted Payments to permit additional Restricted Payments and Restricted Investments in an amount equal to 50% of Consolidated Net Income for the period from the closing date of the First Amendment (the “Closing Date”) through the date of the determination (taken as one period) plus 100% of the net cash proceeds of equity issuances of the Company after the Closing Date plus returns on unrestricted investments made after the Closing Date plus returns on unrestricted subsidiaries designated after the Closing Date or redesignated as a Restricted Subsidiary; provided that, at the time of such Restricted Payment, the Consolidated Fixed Charge Coverage Ratio is at least 2.0:1.0 determined on a Pro Forma Basis;

•	An amendment to permit the Company to designate Unrestricted Subsidiaries;

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An amendment to the negative covenant with respect to additional Indebtedness to allow Acquired Indebtedness in an amount not to exceed the greater of $75.0 million and 1.5% of Consolidated Total Assets, as opposed to the $75.0 million threshold in effect prior to the First Amendment;

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An amendment to the negative covenant with respect to Indebtedness to allow, subject to certain conditions, the incurrence by the Company of Bridge Senior Unsecured Indebtedness maturing prior to the Revolving Commitment Termination

Date so long as such Indebtedness is automatically converted into long-term Indebtedness maturing no earlier than the date that is ninety-one (91) days after the Revolving Commitment Termination Date;

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An amendment to the negative covenant with respect to payments on the 2020 Convertible Notes or the 2044 Convertible Notes to delete the requirement that the Company demonstrate liquidity of $150.0 million;

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An amendment to the negative covenant with respect to Asset Sales to delete the cap on Asset Sales and to permit the Company to designate non-cash consideration received in connection with an Asset Sale, as cash consideration, in an aggregate amount not to exceed the greater of $200.0 million or 3.5% of Consolidated Total Assets;

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An increase in the “Material Indebtedness” threshold from $30.0 million to $50.0 million and comparable increases in the default thresholds for an ERISA Event and with respect to a judgment or order for the payment of money;

•	An expansion of the definition of “HMO Subsidiary” to include any Domestic Subsidiary, substantially all the assets of which consist primarily of the Capital Stock of an HMO Subsidiary;

•	An expansion of the definition of “Insurance Subsidiaries” to include any Domestic Subsidiary, substantially all the assets of which consist of Capital Stock of an Insurance Subsidiary;

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A change to the thresholds in the definition of “Material Domestic Subsidiary” to replace the $10.0 million threshold with 1.0% of the Company’s consolidated total revenues for a specified 12-month period or 2.0% of Consolidated Total Assets as of a specified date; provided, that if at any time all Domestic Subsidiaries (other than an HMO Subsidiary or Insurance Subsidiary) that are not Guarantors account in the aggregate for greater than 10% of the Company’s consolidated total revenues during a specified 12-month period or 10% of Consolidated Total Assets as of a specified date, the Company is required to cause one or more Subsidiaries to join as Guarantors so that immediately thereafter the Domestic Subsidiaries that are not Guarantors do not exceed either of the foregoing thresholds; and

•	The elimination of the requirement that the pro forma budget for the succeeding Fiscal Year be broken out on a quarterly basis.

In addition, pursuant to the terms of the First Amendment, effective as of the Closing Date, all Guarantors immediately prior to the Closing Date other than Molina Information Systems, LLC, d/b/a Molina Medicaid Solutions, Molina Pathways, LLC and Pathways Health and Community Support LLC (the “Continuing Guarantors”) were automatically and unconditionally released as Guarantors.

Foregoing Summary Not Intended to be Complete

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment and the exhibits and schedule thereto. An executed copy of the First Amendment and the exhibits and schedule thereto is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.
Effect of the First Amendment on Guarantees of the Company’s 5.375% Senior Notes Due 2022

On November 10, 2015, the Company issued, in a private placement, $700.0 million aggregate principal amount of 5.375% Senior Notes due 2022 (the “Original Notes”), pursuant to the terms and subject to the conditions set forth in that certain Indenture, dated as of November 10, 2015, by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of February 16, 2016, by and among the Company, the guarantors named therein and the Trustee (as supplemented, the “Indenture”). In connection with the issuance of the Original Notes, the Company entered into a registration rights agreement with certain initial purchasers whereby the Company agreed to offer to exchange the Original Notes and the note guarantees associated therewith for up to an equal aggregate principal amount of 5.375% Senior Notes due 2022 (the “Exchange Notes”) and the note guarantees associated therewith registered under the Securities Act of 1933, as amended. On September 16, 2016, the Company announced that it completed such exchange wherein $700.0 million aggregate principal amount, or 100%, of the Original Notes and the note guarantees associated therewith were validly tendered for exchange, and not validly withdrawn, and accepted for exchange.

The Exchange Notes are (and will be) guaranteed by each of the Company’s existing (and future) direct and indirect domestic restricted subsidiaries that guarantees the Company’s obligations under the Credit Agreement. Section 10.05(a)(6) of the Indenture provides, in relevant part, that if a guarantor under the Indenture is released from the underlying guarantee of indebtedness giving rise to the execution of a subsidiary guarantee, the subsidiary guarantee shall also be automatically and unconditionally released as a guarantor under the Indenture. As discussed above, pursuant to the First Amendment and effective as of the Closing Date, all of the Guarantors other than the Continuing Guarantors were released as Guarantors under the Credit Agreement. Accordingly, effective as of the Closing Date, all of the Guarantors other than the Continuing Guarantors were automatically and unconditionally released as a guarantor under the Indenture.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of January 3, 2017, by and among Molina Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, in its capacities as Administrative Agent, Issuing Bank and Swingline Lender, including the amended and restated Credit Agreement attached as Exhibit A thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	January 3, 2017	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to Credit Agreement, dated as of January 3, 2017, by and among Molina Healthcare, Inc., the Guarantors party thereto, the Lenders party thereto and SunTrust Bank, in its capacities as Administrative Agent, Issuing Bank and Swingline Lender, including the amended and restated Credit Agreement attached as Exhibit A thereto.